EXHIBIT 10.07

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SUBORDINATED CONVERTIBLE NOTE

FOR VALUE RECEIVED, CareView Communications, Inc., a Nevada corporation (hereinafter called “Borrower”), hereby promises to pay to                                         , (the “Holder”) or its registered assigns or successors in interest or order, without demand, the sum of                      Dollars ($                    ) (“Principal Amount”), with simple and unpaid interest thereon, on or before September 30, 2010 (the “Maturity Date”), if not sooner paid.

This Note has been entered into pursuant to the terms of a Securities Purchase Agreement between the Borrower, the Holder and certain other holders (the “Other Holders”) of convertible Notes (the “Other Notes”), dated of even date herewith (the “Securities Purchase Agreement”), and shall be governed by the terms of such Securities Purchase Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Securities Purchase Agreement. The following terms shall apply to this Note:

ARTICLE I

INTEREST; AMORTIZATION

1.1. Interest Rate. Subject to Section 5.7 hereof, interest payable on this Note shall accrue at a rate per annum (the “Interest Rate”) of ten percent (10%). Interest on the Principal Amount shall accrue from the date of this Note and shall be payable on the Maturity Date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

1.2 Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, which, if susceptible to cure is not cured within twenty (20) days, otherwise then from the first date of such occurrence, the annual interest rate on this Note shall (subject to Section 5.7) automatically be increased to eighteen percent (18%).

ARTICLE II

CONVERSION REPAYMENT

2.1. Optional Redemption of Principal Amount. Provided that an Event of Default or an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, whether or not such Event of Default has been cured, the Borrower will have the option of prepaying the outstanding Principal amount of this Note (“Optional Redemption”), in whole or in part, by paying to the Holder a sum of money equal to the Principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the “Redemption Amount”). Borrower’s election to exercise its right to prepay must be by notice in writing (“Notice of Redemption”). The Notice of Redemption shall specify the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be no sooner than fifteen (15) days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has a pending election to convert, or for conversions initiated or made by the Holder during the Redemption Period if the Redemption Period is based on fifteen days prior notice. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has exercised its conversion rights, shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower’s failure may be deemed by Holder to be a non-curable Event of Default.

2.2. Mandatory Conversion. If, at any time on or before the Maturity Date, the Company consummates the sale of shares of common stock (or other equity securities) in a transaction or series of transactions that results in gross proceeds to the Company of at least $5,000,000.00 (the "Qualified Financing"), all of the principal and accrued but unpaid interest on this Note (the “Conversion Amount”) shall convert, automatically and without any further action on the part of the Holder or the Company on the date of the closing of such Qualified Financing, into shares of the Company’s common stock, no par value (the “Common Shares”) at a price per Common Share equal to $0.51835 (the “Conversion Price”). Upon conversion of this Note in connection with such Qualified Financing, this Note shall be surrendered to the Company for cancellation and a certificate representing the capital stock (or other securities) issued to Holder therefor shall be delivered to Holder.

ARTICLE III

CONVERSION RIGHTS

3.1. Holder’s Conversion Rights. Subject to Section 3.2, the Holder shall have the right, but not the obligation at any time after twelve (12) months from the date of issuance of this Note, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note and Accrued Interest as well, into shares of Common Stock, subject to the terms and conditions set forth in this Article III at the rate of $0.51835 per share of Common Stock (“Fixed Conversion Price”) as same may be adjusted pursuant to this Note and the Securities Purchase Agreement. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.2.

3.2. Mechanics of Holder’s Conversion.

(a) In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted. The original Note is not required to be surrendered to the Borrower until all sums due under the Note have been paid. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a “Conversion Date.” A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

(b) Pursuant to the terms of a Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel, if so required by the Borrower’s transfer agent and shall cause the transfer agent to issue and deliver at such office to the Holder a certificate or certificates for the number of Common Shares to which such Holder shall be entitled as aforesaid. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the later of the date of the Conversion Notice or the date of compliance by the Holder with all the provisions of this Section 3.2.

3.3. Conversion Mechanics.

(a) The number of shares of Common Stock to be issued upon each conversion of this Note pursuant to this Article III shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

(b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

i. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

ii. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

iii. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c) Whenever the Conversion Price is adjusted pursuant to Section 3.4(b) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

3.4 Reservation. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than one hundred seventy-five percent (175%) of the number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

3.5 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Company. In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Borrower against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

ARTICLE IV

EVENTS OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

4.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note or any Transaction Document when due and such failure continues for a period of ten (10) business days after the due date.

4.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Securities Purchase Agreement, this Note or Transaction Document in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

4.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Securities Purchase Agreement, Transaction Document or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

4.4 Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $25,000 and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

4.6 Non-Payment. The Borrower shall have received a notice of default, which remains uncured for a period of more than twenty (20) business days, on the payment of any one or more debts or obligations aggregating in excess of $25,000 beyond any applicable grace period;

4.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within sixty (60) days of initiation.

4.8 Failure to Deliver Common Stock or Replacement Note. Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note or the Securities Purchase Agreement, and, if requested by Borrower, a replacement Note, and such failure continues for a period of five (5) business days after the due date.

4.9 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty days prior written notice to the Holder.

4.10 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any Transaction Document or other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

ARTICLE V

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

for the Company:	CareView Communications, Inc. 5000 Legacy Drive, Suite 470 Plano, Texas 75024

for the Holder:

5.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

5.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Texas or in the federal courts located in the State of Texas. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision that may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.9 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 17th day of October, 2007.

CAREVIEW COMMUNICATIONS, INC.

By:
John R. Bailey
Chief Financial Officer

WITNESS:

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $                 of the principal and $                 of the interest due on the Note issued by CareView Communications, Inc. (the “Borrower”) on October 17, 2007 into Shares of Common Stock of the Borrower according to the conditions set forth in such Note, as of the date written below.

Date of
Conversion:

Conversion
Price:

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of Borrower

Shares To Be
Delivered:

Signature:

Print Name:

Address: